Contact:
Tasha White Workstream, Inc. 1-866-953-8800, investorrelations@workstreaminc.com

Workstream Announces Fiscal 2007 Second Quarter Results

Company Achieves Record Quarterly Revenue of $8 Million

Ottawa, ON, January 4, 2007 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Human Capital Management software, today announced its fiscal 2007 second quarter results for the period ended November 30, 2006. All figures are in U.S. dollars.

Total revenue for the second quarter was $8.0 million compared to $7.2 million in the prior year’s comparable period, an increase of $800,000 or 11%. Gross profit was $6.0 million or 75% of revenue for the quarter compared to $5.0 million or 69% of revenue for the comparable quarter a year ago. EBITDA was positive for the first quarter of fiscal 2007 before non-cash compensation expense and amounted to $166,000 or $.00 per share, compared to an EBITDA loss of $1.1 million, or $(.02) per share, in the second quarter of fiscal 2006 (GAAP reconciliation shown below). The Company’s net loss for the quarter ended November 30, 2006 was $2.5 million, or $(0.05) per share, compared to a net loss of $3.3 million, or $(0.07) per share, in last year’s comparable quarter.

“Our record revenues and positive EBITDA results from operations validate our continued progress against our 2007 strategy and business objectives,” said Michael Mullarkey, CEO and Chairman at Workstream. “The quality and breadth of the on-demand HCM products we offer customers, coupled with our secure, state-of-the-art facility we provide for the hosting of our products, clearly makes Workstream a leader in delivering on-demand HCM solutions.

“Our management team and employees have been collectively focused on our corporate goals of driving revenue, controlling expenses and reaching positive EBITDA ,” said Stephen Lerch, Executive Vice President and Chief Financial and Operating Officer, “We are very pleased to have achieved that goal this quarter and are working diligently to sustaining that momentum going forward.”

Mr. Mullarkey also announced today that the Company’s Board of Directors have approved an agreement in principle with its lender to amend the senior credit facility from a $15 million Senior Secured Note with an 18 month term, to a Senior Line of Credit, comprising a $5 million term note drawn against the line and an additional $10 million available through an accounts receivable backed credit facility. The agreement in principle provides, among other things, that the guaranteed IRR or “make-whole” payments will be eliminated effective January 1, 2007 pursuant to the terms of the definitive agreement. The Company and its senior lender are currently in the process of preparing the definitive amendment to the Loan Agreement giving effect to the above described and other items.

Total revenue for the six months ended November 30 was $14.9 million compared to $13.5 million in the prior year’s tear to date period, an increase of $1.4 million 9.7%. Gross profit was $11.1 million or 74.6% of revenue for the six month period compared to $9.2 million or 68% of revenue for the comparable period a year ago. EBITDA loss before non-cash compensation expense amounted to $913,000 or ($.02) per share, compared to an EBITDA loss of $3.7 million, or $(.08) per share for the six months ended November 30, 2005 (GAAP reconciliation shown below).

Management will host a conference call at 5:00 p.m. ET on Thursday, January 4, 2007. The dial in number to participate in the call is 866-898-9626 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until January 9, 2007 by calling 800-408-3053 access code 3206465#.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream

Workstream provides on-demand Human Capital Management solutions and services that help companies manage their entire employee lifecycle - from recruitment to retirement. Workstream’s TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS

	November 30, 2006	May 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,527,177	$4,577,040
Restricted cash	523,638	3,095,348
Short-term investments	3,389	302,197
Accounts receivable, net	4,612,846	3,100,779
Prepaid expenses and other assets	804,555	527,876
Total current assets	11,471,605	11,603,240
Cash equivalents held as compensating balance	10,000,000
Property and equipment, net	2,680,728	1,789,739
Other assets	194,664	87,468
Acquired intangible assets, net	5,263,497	8,067,423
Goodwill	44,718,561	44,721,859

TOTAL ASSETS	$74,329,055	$66,269,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,306,708	$2,476,980
Accrued liabilities	2,020,798	2,345,878
Line of credit	-	2,537,246
Accrued compensation	1,118,143	1,073,239
Current portion of long-term obligations	678,975	896,293
Deferred revenue	3,331,204	3,360,766
Total current liabilities	9,455,828	12,690,402
Long-term obligations	14,114,107	288,269
Deferred revenue	281,011	268,727
Total liabilities	23,850,946	13,247,398

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Common stock, no par value: 50,960,845 and 50,960,845
shares issued and outstanding, respectively	111,991,328	111,991,328
Additional paid-in capital	10,367,717	7,547,393
Accumulated other comprehensive loss	(894,503)	(871,781)
Accumulated deficit	(70,986,433)	(65,644,609)
Total stockholders’ equity	50,478,109	53,022,331

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,329,055	$66,269,729

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended November 30,		Six Months ended November 30,
	2006	2005	2006	2005

Revenues:
Software	$2,683,436	$2,515,441	$5,110,189	$4,954,353
Professional services	1,423,025	1,006,026	2,446,034	1,589,625
Rewards and discount products	1,717,203	1,777,740	3,075,985	3,286,212
Career services	2,169,800	1,900,602	4,288,352	3,711,745
Revenues, net	7,993,464	7,199,809	14,920,560	13,541,935
Cost of revenues:
Rewards and discount products	1,318,897	1,365,297	2,408,434	2,491,757
Other	679,750	878,326	1,382,834	1,809,148
Cost of revenues (exclusive of the amortization and depreciation expense noted below)	1,998,647	2,243,623	3,791,268	4,300,905
Gross profit	5,994,817	4,956,186	11,129,292	9,241,030

Operating expenses:
Selling and marketing	1,710,462	1,686,535	3,557,887	3,066,034
General and administrative	3,494,031	3,893,055	7,014,676	7,458,214
Research and development	859,411	1,094,850	1,897,626	2,408,776
Amortization and depreciation	1,567,203	1,569,633	3,211,127	3,460,958
Total operating expenses	7,631,107	8,244,073	15,681,316	16,393,982

	(1,636,290)	(3,287,887)	(4,552,024)	(7,152,952)

Interest and other income	117,187	54,362	242,556	127,501
Interest and other expense	(908,944)	(35,986)	(961,150)	(67,011)
Other income (expense), net	(791,757)	18,376	(718,594)	60,490

Loss before income tax	(2,428,047)	(3,269,511)	(5,270,618)	(7,092,462)
Current income tax expense	(24,000)	(33,430)	(71,198)	(48,630)
NET LOSS FOR THE PERIOD	$(2,452,047)	$(3,302,941)	$(5,341,816)	$(7,141,092)

Weighted average number of common shares outstanding	50,960,845	49,194,178	50,960,845	49,193,742

Basic and diluted net loss per share	$(0.05)	$(0.07)	$(0.11)	$(0.15)

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended November 30,
	2006	2005
Cash provided by (used in) operating activities:
Net loss for the period	$(5,341,816)	$(7,141,092)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization and depreciation	3,211,127	3,460,958
Provision for bad debt	223,316	292,420
Non-cash compensation	427,824	70,497
Non-cash interest expense	656,607	-
Non-cash payment to consultants	-	41,530
Change in long-term portion of deferred revenue	15,597	-
Net change in operating components of working capital:
Accounts receivable	(1,987,692)	(1,309,187)
Prepaid expenses and other assets	(32,348)	55,959
Accounts payable and accrued expenses	(485,339)	862,384
Deferred revenue	(25,838)	829,021
Net cash used in operating activities	(3,338,562)	(2,837,510)

Cash provided by (used in) investing activities:
Purchase of property and equipment	(212,047)	(439,052)
Decrease in restricted cash	2,737,410	416,052
Sale of short-term investments	79,039	72,543
Net cash provided by investing activities	2,604,402	49,543

Cash provided by (used in) financing activities:
Proceeds from financing, net of financing costs	14,650,000	-
Cash equivalents held as compensating balance	(10,000,000)
Repayment of long-term obligations	(451,877)	(1,553,681)
Line of credit, net activity	(2,487,205)	(147,513)
Proceeds from exercise of options and warrants	-	10,836
Net cash provided by/(used in) financing activities	1,710,918	(1,690,358)

Effect of exchange rate changes on cash and cash equivalents	(26,621)	44,846

Net increase/(decrease) in cash and cash equivalents	950,137	(4,433,479)
Cash and cash equivalents, beginning of period	4,577,040	11,811,611

Cash and cash equivalents, end of period	$5,527,177	$7,378,132

WORKSTREAM INC.

UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, DEPRECIATION, AMORTIZATION (EBITDA)

	Three Months ended November 30,
	2006	2005

Net loss, per GAAP	$(2,452,047)	$(3,302,937)
Income tax expense	24,000	33,430
Interest and other expense	908,944	35,986
Interest and other income	(117,187)	(54,362)
Amortization and depreciation	1,567,203	1,569,633
Non cash compensation expense	235,470
EBITDA (loss)	166,383	(1,718,250)

Weighted average number of common shares outstanding	50,960,845	49,194,178

Basic and diluted loss per share, per GAAP	$(0.05)	$(0.07)

Basic and diluted EBITDA income (loss) per share	$0.003	$(0.04)